Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL and of the type of information that the registrant treats as private or confidential AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY, IF PUBLICLY DISCLOSED.

June 9, 2025

Mr. Jay W. Roth

Chairman and Chief Executive Officer

Venu Holding Corporation

1744 Telstar Drive, Suite 501

Colorado Springs, CO 80920

Re:	Binding Letter of Intent for Aramark Services at Venu Amphitheaters

Dear Jay:

This letter of intent (“LOI”), if accepted and executed by both parties, expresses the mutual intent of Aramark Sports and Entertainment Services, LLC (“Aramark”) and Venu Holding Corporation (“Client”) to proceed toward entering into definitive written agreements (the “Definitive Agreements”) under which Aramark (or an affiliate entity of Aramark) will be the exclusive provider of certain food and beverage, catering, and concession services, retail services, and custodial, grounds, and facility maintenance services (collectively, the “Services”) to Client at each of the Ford Amphitheater in Colorado Springs, Colorado, the Sunset Amphitheater currently under construction in McKinney, Texas and the Sunset Amphitheater currently under construction in Tulsa, Oklahoma (each, a “Facility” and collectively, the “Facilities”) consistent with Aramark’s proposal to Client, to the extent mutually agreeable between Aramark and Client.

By executing this LOI, Aramark and Client agree that Client shall provide Aramark with reasonable access and time at the Facility to validate information and understand operational requirements for the Services to enable event management commencement of the Services by Aramark at the Facilities on or before June 30, 2027 or such other date as may be mutually agreed by the parties (the “Anticipated Start Date”) (with the exception of the Ford Amphitheater where Aramark (or its affiliate) is already the exclusive provider of the Services to Client’s event management company, AEG Presents – Rocky Mountains, LLC) and the parties shall negotiate toward execution of the Definitive Agreements as described herein consistent with the terms set forth herein and as the parties may mutually agree.

In addition, Client and Aramark agree that the equity investment of $10,125,000 (the “Investment) provided by Aramark’s affiliate, Aramark RBI, Inc., in connection herewith is specifically conditioned upon Client’s execution of this binding LOI. Accordingly, the parties hereby agree to be bound by the following terms (the “Binding Terms”):

●	With respect to the current food and beverage, catering, and concession services at Ford Amphitheater, upon the execution of this LOI, Aramark shall invoice Client on a quarterly basis and Client shall pay within thirty (30) days of receipt of such invoice, a [***] percent ([***]%) rebate on Gross Receipts (as defined in the current agreement between Aramark and [***]) for the remainder of the term of such agreement.

●	Upon expiration of the current agreements for the Services at Ford Amphitheater between Aramark (or its affiliate) and [***], Aramark shall retain exclusive rights to provide the Services for the remainder of the longest remaining term of either Definitive Agreement for a Sunset Amphitheater directly with Client pursuant to the financial terms of the Sunset Amphitheaters outlined herein.

●	For so long as an affiliate of Aramark continues to own all of the shares of preferred stock purchased in the Investment (or the shares of common stock acquired upon conversion of those shares, but, excluding any shares of common stock received by the holder in the form of a dividend payable on the shares of preferred stock acquired in the Investment), Client and Aramark agree that Aramark shall have a right of first refusal to provide the Services at any additional amphitheater constructed or operated by Client (or an affiliate of Client) upon mutually agreeable terms and conditions.

●	The food and beverage, catering and concession services agreements for each of the Sunset Amphitheaters shall have a term of [***] ([***]) years (initial term of [***] years and a [***]-year renewal term) from the date each Facility opens. These agreements will have a management fee and profit share financial model, where Aramark receive an annual management fee of [***]% of the total managed volume (gross receipts, including, without limitation, any price per person for all-inclusive spaces, if any) (“Gross Receipts”). In addition, Aramark shall have the ability to earn an additional [***]% of Gross Receipts incentive fee based on mutually agreed key performance indicator attainment by Aramark. Finally, Aramark and Client shall share any Net Profits with Client receiving [***] percent ([***]%) and Aramark receiving [***]percent ([***]%). For the avoidance of doubt, any losses shall be solely Client’s responsibility. “Net Profits” and “Losses” are calculated as all revenues minus all Direct Operating Expenses (as defined below) relating to the food and beverage, catering and concession services. Any surplus result will be Net Profits and any shortfall result shall be Losses.

●	The retail services agreements for each of the Sunset Amphitheaters shall have a term of [***] ([***]) years (initial term of [***] years and a [***]-year renewal term) from the date each facility opens. These agreements will have a cost-plus management fee financial model, where Aramark will be reimbursed for its Direct Operating Expenses related to the retail services and a management fee of [***]% of Gross Receipts for all consigned merchandise and other custom apparel and other retail merchandise specific to Venu and the Facilities.

●	The custodial, grounds and facility maintenance services agreements for each of the Sunset Amphitheaters shall have a term of [***] ([***]) years (initial term of [***] years and a [***]-year renewal term) from the date each facility opens. These agreements will have a cost-plus management fee financial model, where Aramark will be reimbursed for its Direct Operating Expenses, and a management fee of [***]% of Direct Operating Expenses relating to the custodial, grounds, and facility maintenance services. In addition, Aramark shall have the ability to earn an additional incentive fee based on mutually agreed key performance indicator attainment by Aramark equal to [***]% of Direct Operating Expenses relating to the custodial, grounds, and facility maintenance services.

●	The parties shall also negotiate in good faith for retail services at the Ford Amphitheater, as well as for services offered by Aramark’s Engineering Solutions team (e.g. building commissioning, energy management, etc.) upon terms to be mutually agreed.

For purposes of these Binding Terms, “Direct Operating Expenses” shall mean and include (a) all costs and expenses incurred by Aramark directly attributable to the Services, including, but not limited to, (i) all costs of all products, supplies, equipment and services purchased and used, or expenses incurred, by Aramark in the performance of the Services hereunder, (ii) payroll and personnel costs of Aramark’s employees assigned to the Facilities providing such food and beverage, catering, and concession services and retail services (including any severance costs and bonuses that have been pre-approved in writing by Client), as applicable, (iii) permitting and licensing fees and costs, (iv) taxes (including, without limitation, state and local sales taxes and direct taxes imposed on receipts), (v) costs of required employee uniforms, (vi) costs of utilities (to the extent not the responsibility of Client pursuant to the terms of the Agreement), (vii) mutually agreed upon start-up costs, (viii) costs of alcohol awareness training, (ix) costs of training of staff and management, (x) costs of required annual health examinations of Aramark’s employees, (xi) costs of installation of cash and product computerized control systems, (xii) costs of any repair and/or maintenance of equipment and smallwares, (xiii) cleaning costs, (xiv) disposal of grease costs, (xv) vending operation costs (if applicable), (xvi) extermination costs, (xvii) management fees, (xviii) all costs incurred by Aramark directly attributable to Aramark’s provision of the custodial, grounds, and facility maintenance services, and (xviv) amortization/depreciation expenses and (b) charges established by Aramark, which are reasonably allocated to the operation of the Services hereunder, including without limitation, (i) allocated insurance costs (including liquor liability insurance), (ii) fringe benefit and human resource services, and (iii) the development, implementation, operation and maintenance of Aramark’s information technology system (which may include, but not be limited to, hardware, owned and licensed software and systems support and training), to support certain services provided by Aramark to client locations.

This LOI may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument. This LOI, to the extent executed and delivered by means of a facsimile machine or other electronic means (e.g. PDF emailed attachment), shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original executed version thereof delivered in person.

Each party acknowledges and agrees that the execution, delivery and performance of this LOI will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any other document, agreement or other instrument to which such party is a party, nor, to the best of such party’s knowledge, will such action result in any violation of the provisions of any statute or any order, rule or regulation of any governmental authority having jurisdiction over such party. Each party has all requisite power and authority to execute and deliver, and to perform its obligations under this LOI. This LOI shall be governed by and interpreted under the laws of the State of Delaware.

If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter.

Best Regards,

Aramark Sports and Entertainment Services, LLC

By:	/s/ William Manion
Name:	William J. Manion
Title:	Vice President, Finance

Agreed to and accepted this 9th day of June, 2025, by:

Venu Holding Corporation

By:	/s/ JW Roth
Name:	JW Roth
Title:	Chairman and CEO